Exhibit 10.54
                             SPORTMART, INC.
                             SEVERANCE PLAN

                            TABLE OF CONTENTS
                                                                     Page
ARTICLE I      Establishment and Purpose  . . . . . . . . . . . . .   -1-
ARTICLE II     Definitions
                    2.1  "Act"  . . . . . . . . . . . . . . . . . . . -1-
                    2.2  "Administrator"  . . . . . . . . . . . . . . -1-
                    2.3  "Affiliate"  . . . . . . . . . . . . . . . . -2-
                    2.4  "Beneficiary"  . . . . . . . . . . . . . . . -2-
                    2.5  "Benefits" . . . . . . . . . . . . . . . . . -2-
                    2.6  "Benefits Period"  . . . . . . . . . . . . . -2-
                    2.7  "Board of Directors" or "Board"  . . . . . . -2-
                    2.8  "Cause"  . . . . . . . . . . . . . . . . . . -2-
                    2.9  "Change of Control"  . . . . . . . . . . . . -2-
                    2.10 "Code" . . . . . . . . . . . . . . . . . . . -4-
                    2.11 "Company"  . . . . . . . . . . . . . . . . . -4-
                    2.12 "Compensation" . . . . . . . . . . . . . . . -4-
                    2.13 "Effective Date" . . . . . . . . . . . . . . -5-
                    2.14 "Eligible Employee"  . . . . . . . . . . . . -5-
                    2.15 "Employee" . . . . . . . . . . . . . . . . . -5-
                    2.16 "Employer" . . . . . . . . . . . . . . . . . -5-
                    2.17 "Extension Date" . . . . . . . . . . . . . . -5-
                    2.18 "Good Reason"  . . . . . . . . . . . . . . . -5-
                    2.19 "Named Fiduciary"  . . . . . . . . . . . . . -6-
                    2.20 "Participant"  . . . . . . . . . . . . . . . -6-
                    2.21 "Plan" . . . . . . . . . . . . . . . . . . . -6-
                    2.22 "Rate of Compensation" . . . . . . . . . . . -6-
                    2.23 "Termination of Employment"  . . . . . . . . -6-
ARTICLE III    Eligibility For Benefits
                    3.1  Classes of Eligible Employees  . . . . . . . -6-
                    3.2  Entitlement to Benefits  . . . . . . . . . . -7-
                    3.3  Voluntary Resignation or Discharge for Cause -7-
                    3.4  Voluntary Termination After Six Months . . . -7-
                    3.5  Duration of Participation  . . . . . . . . . -7-
ARTICLE IV     Benefits
                    4.1  Class A Severance Benefits . . . . . . . . . -7-
                    4.2  Class B Severance Benefits . . . . . . . . . -8-
                    4.3  Class C Severance Benefits . . . . . . . . . -8-
                    4.4  Class D Severance Benefits.  . . . . . . . . -8-
                    4.5  Additional Severance Benefits  . . . . . . . -8-
                    4.6  Death  . . . . . . . . . . . . . . . . . . . -8-
                    4.7  Deduction of Taxes from Amounts Payable  . . -8-
                    4.8  Manner and Timing of Distribution  . . . . . -9-
                    4.9  Limit on Benefits  . . . . . . . . . . . . . -9-
                         4.10 Continued Health Benefits  . . . . . . .-9-
ARTICLE V      Administration
                    5.1  Authority and Responsibility of the
                         Administrator . . . . . . . . . . . . . . . .-10-
                    5.2  Administrator Duties . . . . . . . . . . . . -10-
                    5.3  Records  . . . . . . . . . . . . . . . . . . -11-
                    5.4  Administrator Decisions Final  . . . . . . . -11-
                    5.5  Misrepresentations . . . . . . . . . . . . . -11-

ARTICLE VI     Claims Procedure
                    6.1  Initial Claim for Payment  . . . . . . . . . -11-
                    6.2  Review of Claim Denial . . . . . . . . . . . -11-
ARTICLE VII    Arbitration
                    7.1  Arbitration  . . . . . . . . . . . . . . . . -12-
ARTICLE VIII   Amendment and Termination
                    8.1  Amendments . . . . . . . . . . . . . . . . . -12-
                    8.2  Termination of the Plan  . . . . . . . . . . -13-
                    8.3  Limit on Amendment and Termination . . . . . -13-
ARTICLE IX     Miscellaneous Provisions
                    9.1  Merger . . . . . . . . . . . . . . . . . . . -13-
                    9.2  No Term of Employment  . . . . . . . . . . . -13-
                    9.3  Source of Payment  . . . . . . . . . . . . . -13-
                    9.4  Actions by Company . . . . . . . . . . . . . -13-
                    9.5  Headings . . . . . . . . . . . . . . . . . . -13-
                    9.6  Invalidity of Certain Provisions . . . . . . -13-
                    9.7  Law Governing  . . . . . . . . . . . . . . . -14-
                    9.8  Limitation on Liability  . . . . . . . . . . -14-
                    9.9  Prior Benefits . . . . . . . . . . . . . . . -14-
                    9.10 Notices  . . . . . . . . . . . . . . . . . . -14-
                    9.11 Gender and Number  . . . . . . . . . . . . . -14-

                            SPORTMART, INC.
                   AMENDED AND RESTATED SEVERANCE PLAN

                                ARTICLE I

                        Establishment and Purpose
     WHEREAS, SPORTMART, INC. ("Company") established, effective February 26, 1996, the Sportmart, Inc. Severance Plan for the purpose of providing severance benefits to eligible employees on certain voluntary and involuntary terminations of employment resulting from a change in corporate control;
     WHEREAS, the Company amended the Plan as of May 1, 1997 to clarify the intent of certain provisions adopted in February 1996; and
     WHEREAS, the Company desires to create this amended and restated Plan instrument to contain the substantive and administrative provisions of the Company's severance benefit plan.
     NOW, THEREFORE, the Company hereby creates this separate Plan document for the purpose of providing Eligible Employees with severance benefits. Any prior oral or written declarations of this Plan or predecessor plans or portions thereof are hereby expressly amended, restated or revoked, as appropriate, in order to effectuate the Company's intent that this written instrument (as may be amended from time to time) shall be the sole embodiment of the Plan. No covered individual shall have any right or claim with respect to the severance benefits provided under this Plan other than in accordance with this Plan document.
                              ARTICLE II

                               Definitions
     When used herein in a capitalized form, the following words shall be deemed to have the following meanings unless the context clearly indicates otherwise:
     2.1 "Act" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.
     2.2 "Administrator" of the Plan within the meaning of the Act shall be the Compensation Committee of the Board, or such other committee as the Board shall designate, and in the event that no such committee sits, the Board provided that, in each case, following a Change of Control, the Administrator immediately prior to the Change of Control shall continue to serve as the Administrator thereafter.
     2.3 "Affiliate" means the Company, its subsidiaries, any other trades or businesses of the Company in which it holds a proprietary or controlling interest, and any successor entity.
     2.4 "Beneficiary" means the Participant's spouse on his date of death or, if none, the Participant's estate.
     2.5 "Benefits" means the severance benefits described in Article IV herein. The Benefits described in Article IV which represent a severance benefit are unfunded commitments of the Employer.
     2.6 "Benefits Period" means the period commencing on the Extension Date and ending 18 months thereafter.
     2.7 "Board of Directors" or "Board" means the Board of Directors of the Company.

     2.8 "Cause" means an Employee's: (A) felony conviction in a court of law under applicable federal or state laws which results in material damage to the Employer or materially impairs the value of an Employee's services to the Employer, or (B) willfully engaging in one or more acts, or willfully omitting to act, in a manner so as to violate a material Employer policy or fiduciary duty owed by Employee to Employer which is demonstrably and materially damaging to the Employer and which continues for a period of thirty days after Employer provides such Employee notice specifying the nature and extent of the reason for such notice; provided, however, if the reason specified for the notice is not cured within sixty (60) days, but is capable of being cured within a reasonable period of time in excess of sixty (60) days, then termination for cause shall not occur if Employee commences to cure within the first sixty (60) day period and thereafter diligently and in good faith
continues  to  cure  to  completion.    An  act  or failure to act on an
Employee's part shall not be considered "willful" if it was done or omitted to be done by him in good faith (e.g., without limitation, a good faith exercise of his business judgment) and he reasonably believes his action or failure to act was in the Employer's interest, and shall not include any act or failure to act resulting from any incapacity of Employee.
     2.9  "Change of Control" means:
           (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promul-gated under the Exchange Act) of a majority of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally
                   in   the  election  of  directors  (the  "Outstanding
                   Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following a c quisitions shall not constitute a Change of
                   Control:   (1)  any  acquisition  directly  from  the
                   Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any a c q uisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and
                   (C) of subsection (iii) of this Section 2.9;
         (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the B o a rd; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

        (iii)      Consummation of:
               A)   a reorganization, merger or consolidation
                    of the Company, or
               (B)  sale,  lease,  exchange, mortgage, pledge,
                    transfer or other disposition of all or substantially all of the assets of the Company; (a "Business Combination");
                    provided that, in each case, a transaction will not constitute a "Business Combination" if, following such transaction, (X) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding shares of common stock of the Company ("Outstanding Company Common Stock") and Outstanding Company Voting Securities immediately prior to such Business
                    Combination   beneficially   own,   directly   or
                    indirectly, more than fifty percent (50%) of, respectively, the then-outstanding shares of common stock and the combined voting power of the then - outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or m o r e subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (Y) no person (excluding any corporation resulting from such Business Combination or any employee benefit plan ( o r related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or i n directly, twenty percent (20%) or more of, respectively, the then outstanding shares of common s t ock of the corporation resulting from such Business Combination, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (Z) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
                    (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
     2.10 "Code" means the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.
     2.11 "Company" means Sportmart, Inc. and any successor company by merger, consolidation, or purchase of stock or assets.

     2.12 "Compensation" means except with respect to Section 4.9, the base compensation paid by the Employer to an Eligible Employee on a cash basis for personal services, but excluding any amounts paid under this Plan, bonuses, commissions, incentive pay, living allowances, expense allowances, reimbursement for relocation, education or business expenses, imputed income under any employee benefit plan, non-cash awards and any distributions paid under any tax-qualified plan (other than amounts deferred under a cash or deferred arrangement), payments made pursuant to any accident or health insurance plan, stock options, any value received pursuant to a stock option or stock appreciation rights plan, any other distributions which receive special tax treatment and all other extraordinary compensation. For purposes of Section 4.9 (regarding the cap on benefits), "Compensation" shall have the meaning under Section 280G of the Code.
     2.13 "Effective Date" means February 26, 1996.
     2.14 "Eligible Employee" means an Employee who is not a party to a written employment agreement or severance agreement with the Company addressing the same benefits, and who is included in an Eligible Class of Employees in accordance with Section 3.1 of this Plan; provided, however, if an Employee is a party to a written agreement addressing the same benefits as this Plan, and this Plan provides more favorable benefits than such agreement, then such Employee shall be an Eligible Employee and shall be entitled to receive the Benefits under this Plan in lieu of the benefits provided under such other agreement.
     2.15 "Employee" means any person who is a common-law employee of an Employer on or after the Effective Date.
     2.16 "Employer" means the Company.
     2.17 "Extension  Date"  means the date on which a Change of Control
occurs.    Anything  in  this Plan to the contrary notwithstanding, if a
Change of Control occurs and if any otherwise Eligible Employee's employment with the Employer is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Employee that such Termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for purposes of this Plan, and with respect to such Employee, the "Extension Date" shall mean the date immediately prior to such date of Termination.
     2.18 "Good Reason" means the occurrence of a Change of Control and following which there occurs, without an Employee's prior written consent:
     (i) the assignment to the Employee of any duties inconsistent in any respect with the Employee's position (including status,
           offices,   titles  and  reporting  requirements),  authority,
           duties or responsibilities, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee;
     (ii) a reduction in the Employee's Compensation in an amount exceeding 5 percent or, other than changes occasioned by a substitution or modification of general welfare plans that
           are   generally  applicable  to  all  Employees  and  do  not
           discriminate  against  the  Employee, a reduction in benefits
           and   other  compensation  including  amounts  excluded  from
           Compensation; or

     (iii) the Company's requiring the Employee to be based at any office or location more than 50 miles from the Employee's prior office or location or the Company's requiring the Employee to travel on Company business to a substantially
           greater   extent  than  required  immediately  prior  to  the
           Extension Date.
     2.19 "Named Fiduciary" of the Plan within the meaning of Section 402(a) of the Act shall be the Administrator.
     2.20 "Participant" means an Eligible Employee who is entitled to participate in the Plan as provided in Article III.
     2.21 "Plan" means the Sportmart, Inc. Severance Plan, as stated herein, and as hereafter may be amended from time to time.
     2.22 "Rate  of  Compensation"  means an Eligible Employee's monthly
r a t e   of  Compensation  immediately  preceding  his  Termination  of
Employment.
     2.23 "Termination of Employment" means the earliest of (a) a resignation by an Employee for reason of disability; (b) a resignation by an Employee; (c) a dismissal of an Employee for Cause, (d) a dismissal of an Employee without Cause, (e) death, or (f) retirement. Except where an Employee terminates for Good Reason, the transfer of an Employee to an Affiliate shall not be regarded as a Termination of Employment.

                                  ARTICLE III

                   Eligibility For Benefits
     3.1 Classes of Eligible Employees. An Employee will be considered an Eligible Employee if he fits within one of the following Classes as of the Extension Date:
          (i) Class A: Chairman, President, Chief Operating Officer or Chief Executive Officer.
          (ii) Class B: Executive Vice President, Senior Vice President or annual Compensation of $150,000 or greater who is not in Class A.
          (iii) Class C: Vice President with annual Compensation of $90,000 or greater who is not in Class A or B.
          (iv) Class D: Other Employees or categories of Employees as the Administrator may determine, if any, prior to the Extension Date.
     3.2 Entitlement to Benefits. Subject to any other applicable requirements of this Plan, an Eligible Employee whose employment with the Employer is terminated during the Benefits Period because of (i) his involuntary Termination of Employment other than for Cause, or (ii) his voluntary Termination of Employment for Good Reason, or (iii) his voluntary Termination of Employment other than for Good Reason pursuant to Section 3.4 shall, subject to Section 4.9, be entitled to receive the benefits applicable to his Class as described in Sections 4.1, 4.2, 4.3 or 4.4.
     3.3 Voluntary Resignation or Discharge for Cause. An Eligible Employee whose employment with the Employer is terminated for Cause shall not be eligible to receive any benefits provided under Article IV. An Eligible Employee whose employment with the Employer is terminated voluntarily other than for Good Reason shall not be eligible to receive any benefits provided under Article IV except to the extent provided in
Section 3.4.

     3.4 Voluntary Termination After Six Months. An Eligible Class A or Class B Employee who incurs a voluntary Termination of Employment other than for Good Reason shall be entitled to a Benefit pursuant to Sections 4.1(b) or 4.2(b) if such Eligible Class A or Class B Employee voluntarily terminates employment other than for Good Reason during the ninety day period beginning on the 180th day after the Extension Date.
     3.5 Duration of Participation. A Participant shall cease to be a Participant on the date the Participant receives the total distribution of his Benefits under the Plan.

                               ARTICLE IV
                    Benefits
     4.1  Class A Severance Benefits.
         (a)  In  General.    In  the event a Class A Eligible Employee
     incurs a Termination of Employment and is entitled to Benefits pursuant to Section 3.2, the Employee shall receive a Benefit based
     o n    h is  Rate  of  Compensation  equivalent  to  18  months  of
     Compensation.
         (b) On Voluntary Termination of Employment Other Than for Good Reason. In the event a Class A Eligible Employee incurs a voluntary Termination of Employment other than for Good Reason in accordance with Section 3.4, he shall be entitled to receive a Benefit based on his rate of Compensation equivalent to 6 months of Compensation.
     4.2  Class B Severance Benefits.
          (a) In General. In the event a Class B Eligible Employee incurs a Termination of Employment and is entitled to Benefits pursuant to Section 3.2, the Employee shall receive a Benefit based on such Employee's Rate of Compensation equivalent to 18 months of Compensation.
          (b) On Voluntary Termination of Employment Other Than for Good Reason. In the event a Class B Eligible Employee incurs a voluntary Termination of Employment other than for Good Reason in accordance with Section 3.4, he shall be entitled to receive a Benefit based on his rate of Compensation equivalent to 6 months of Compensation.
     4.3 Class C Severance Benefits. In the event a Class C Eligible Employee incurs a Termination of Employment and is entitled to Benefits pursuant to Section 3.2, the Employee shall receive a benefit based on his rate of Compensation equivalent to 12 months of Compensation.
     4.4 Class D Severance Benefits. In the event a Class D Eligible Employee incurs a Termination of Employment and is entitled to Benefits pursuant to Section 3.2, the Employee shall receive a Benefit based on his Rate of Compensation as determined by the Administrator at the time Class D Employees are identified in writing by the Administrator.
     4.5 Additional Severance Benefits. Notwithstanding the foregoing, the Administrator shall have the authority to make discretionary grants of additional Benefits from time to time prior to a change in control to Class B and Class C Employees as it deems appropriate.
     4.6 Death. On the death of a Participant who is entitled to Benefits under the Plan and who has not received payment of his entire Benefit, the Participant's remaining Benefit shall be paid in a lump sum to the Participant's Beneficiary.

     4.7 Deduction of Taxes from Amounts Payable. The Employer may deduct from the amounts to be distributed such amount as the Employer, in its sole discretion, deems proper to protect itself against liability for the payment of death, succession, inheritance, income, employment or other taxes or withholdings, garnishments and advances, and out of the money so deducted the Employer may discharge any such liability and pay
t h e    amount  remaining  to  the  Participant  or  the  Participant's
Beneficiary, as the case may be.
     4.8  Manner and Timing of Distribution.
          (a) In General. Subject to Section 4.8(b), benefits under the Plan will be paid in a lump sum as soon as reasonably practical, but no later than 15 days after termination. If Benefits are not timely paid, the Participant will be paid a reasonable rate of interest on the unpaid Benefits until paid.
          (b)    Limitation.    Notwithstanding  Section  4.8(a), if the
     payment of any Benefit will result in any portion of the Benefit (or any other amount paid to a Participant or Beneficiary during the same calendar year) not being deductible by the Company by reason of Code Section 162(m), the Administrator may defer payment of all or a portion of such Benefits until such time that payment will be deductible.
     4.9  Limit  on  Benefits.   Notwithstanding anything in the Plan to
the contrary, an Eligible Employee's Benefits shall be reduced or eliminated to the extent that such otherwise payable Benefits, when considered with other payments of compensation payable to the Eligible Employee on termination of employment in connection with a Change of
Control, including, without limitation, the vesting of an option or other non-cash benefit or property, whether pursuant to the terms of this Plan or any other plan, arrangement, or agreement with the Company or any affiliated company (the "Total Payments") would trigger a tax imposed under Section 4999 of the Code.
     4.10 Continued Health Benefits. In the event an Eligible Employee who is eligible for benefits under Section 3.2 of this Agreement elects continued coverage under the Company's group health insurance plan, as permitted by COBRA, the Company shall continue to pay the Company's share of premiums for such continued coverage for a period of time following the date of the Employee's Termination of Employment as set forth below:
          Class                         No. of Months Covered
          Class A Eligible Employee     18 months
          Class B Eligible Employee     18 months
          Class C Eligible Employee     12 months
          Class D Eligible Employee      6 months

                                ARTICLE V

                             Administration
     5.1 Authority and Responsibility of the Administrator. The Administrator shall have overall responsibility for the establishment, amendment, termination, administration and operation of the Plan. The Administrator may discharge its duty by appointment and removal (with or without cause) of individuals or of a committee or committees to whom
shall    be  delegated  those  responsibilities  determined  by  the
Administrator.

     5.2 Administrator Duties. The Administrator on behalf of the Participants and all Beneficiaries will enforce the Plan in accordance with its terms and will have all powers necessary to accomplish that purpose, including, but not limited to, the following:
          (a) To adopt and issue rules and regulations necessary for the proper conduct and administration of the Plan and to change, alter, or amend such rules and regulations;
          (b) To construe and enforce the Plan in accordance with its terms and any policy and regulations it establishes;
          (c) To determine all questions arising in its administration, including those relating to the eligibility of persons to become P a r t i c ipants, and the rights of Participants and their Beneficiaries, and its decision thereon shall be final and binding upon all persons hereunder;
          (d) To authorize all disbursements of Benefits in accordance with the provisions of the Plan;
          (e) To keep records relating to Participants and other matters applicable to this Plan;
          (f) To make available to Participants upon request, for e x amination during business hours, such records as pertain exclusively to the examining Participant;
          (g) To prescribe procedures to be followed by Participants and Beneficiaries in claiming benefits;
          (h) To make available for inspection and to provide upon request at such charge as may be permitted and determined by the Administrator, documents and instruments required to be disclosed by the Act;
          (i)  To designate Participants; and
          (j) To appoint such agents and other specialists to aid it in the administration of the Plan as it deems necessary.
     5.3 Records. The regularly kept records of the Administrator and any Employer shall be conclusive evidence of a Participant as to all matters contained therein applicable to this Plan. An Employee or other interested individual may request a correction in the record of any fact relevant for purposes of the Plan and such correction shall be made if h e furnishes in support thereof documentary proof of the fact satisfactory to the Administrator.
     5.4 A d m i nistrator Decisions Final. The decision of the Administrator in matters within its jurisdiction shall be final, binding, and conclusive upon the Employer, Employees, Participants, Beneficiaries and any other person or party interested or concerned.
     5.5 Misrepresentations. The Administrator may (but shall not be r e q u i r ed to) rely upon any certificate, statement or other representation made to it by an Employee or Beneficiary with respect to any fact regarding any of the provisions of the Plan. Any such certificate, statement or other representation shall be conclusively binding upon such Employee, Beneficiary or his personal representative, heir, or assignee (but not upon the Administrator), and any such person shall thereafter be estopped from disputing the truth of any such certificate, statement or other representation.

                               ARTICLE VI

                            Claims Procedure
     6.1 Initial Claim for Payment. Each Participant or Beneficiary shall submit a claim for payment to the Administrator (or to such other person as may be designated by the Administrator) in such manner as is prescribed by the Administrator, provided that the claim must be accepted or denied by the Administrator in writing no later than 15 days after it is submitted. A Participant shall have no right to seek review of a denial of payment or to bring any action in arbitration pursuant to
Section 7.1 or in any court to enforce a claim for payment prior to filing a claim for payment and exhausting the rights to review delineated under Section 6.2.
     6.2 Review of Claim Denial. If a claim is denied, in whole or in p a r t, the claimant shall have the right to request that the Administrator review the denial, provided that the claimant files a written request for review with the Administrator within thirty (30) days after the date on which the claimant received written notification
o f the denial. A claimant (or a claimant's duly authorized representative) may review pertinent documents and submit issues and comments in writing to the Administrator. Within thirty (30) days after a request for review is received, the review shall be made and the claimant shall be advised in writing of the decision on review. The decision on review shall be forwarded to the claimant in writing and shall include specific reasons for the decision and references to Plan provisions upon which the decision is based.

                               ARTICLE VII

                               Arbitration
     7.1 Arbitration. In the event that an individual desires to pursue a claim arising under or in connection with this Plan, following the exhaustion of the Plan's claims and appeals procedures contained in
Article VI, such claim shall be decided exclusively by arbitration pursuant to the Federal Arbitration Act (the "FAA") and conducted in accordance with the National Rules for the Resolution of Employment Disputes established by the American Arbitration Association then in effect (the "Rules"). Any such claim must be submitted to arbitration within 30 days after the party's receipt of the decision on review. The arbitration shall be held in Chicago, Illinois, before a panel of three arbitrators selected in accordance with the Rules.
     In applying the Rules to any discovery conducted in connection with the arbitration, the panel shall be guided by the parties' desire for an expedited proceeding. The fees and expenses of the arbitrators shall, in all cases, be paid solely by the Company. A Participant prevailing in arbitration shall be entitled to reimbursement of all costs and expenses, including reasonable attorneys' fees, incurred in pursuing and enforcing such claim, together with interest on all benefits payable, from the date of the Employee's Termination of Employment, at the prime rate of interest plus 2% during the applicable period as published in the Midwest Edition of the Wall Street Journal from time to time. In all other cases, each party shall pay its own costs, expenses and legal fees unless otherwise required by law or directed by the panel in its award.

     The parties understand and agree that any result reached by the arbitrators shall be binding and that no appeal may be taken. Any party to any award rendered in such arbitration proceeding may seek a judgment upon the award, and that judgment shall be entered thereon by any court having jurisdiction. The FAA shall govern any action to compel, enforce, vacate, or confirm proceedings, awards, orders of the panel or settlements under this provision.

                              ARTICLE VIII

                        Amendment and Termination
     8.1 Amendments. Subject to Section 8.3, the Administrator may amend, modify, change, revise or discontinue this Plan by amendment at any time.
     8.2 Termination of the Plan. Subject to Section 8.3, this Plan may be terminated and shall terminate at such time as (a) the Administrator, in its discretion, may determine; or (b) the Company is dissolved. Subject to Section 8.3, the termination of the Plan shall not reduce any Benefit payable to a Participant who was entitled to such Benefit prior to the date the Plan is terminated, and the Employer shall pay such Benefit as soon as administratively possible in a single sum to each Participant or Beneficiary.
     8.3  Limit  on Amendment and Termination.  Notwithstanding Sections
8.1 and 8.2, this Plan shall not be amended or terminated on or after the occurrence of the Extension Date.

                               ARTICLE IX

                        Miscellaneous Provisions
     9.1 Merger. Any successor company to the Company, by merger, consolidation, or purchase of stock, shall be substituted hereunder for the Company. This Plan shall be binding on all successors to and assigns of the Company.
     9.2 No Term of Employment. Nothing contained herein shall be construed to require the Company to employ any Employee or Participant for any specific period of time.
     9.3 Source of Payment. All payments under this Plan shall be from the general funds of the Employer, and no special or separate fund shall be established and no other segregation of assets shall be made to assure payment. No Participant shall have any right, title, or interest whatever in or to any investments which the Employer may make to aid the Employer in meeting its obligations hereunder. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between an Employer and any Participant. To the extent that any person acquires a right to receive payments from the Employer hereunder, such right shall be no greater than the right of an unsecured creditor of the Employer.
     9.4 Actions by Company. All actions by the Company under this Plan shall be by the Board or by a duly authorized Committee of the Board.
     9.5 Headings. The headings of Articles and Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.
     9.6 Invalidity of Certain Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Plan shall be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.

     9.7 Law Governing. The Plan shall be construed and enforced according to the laws of the State of Illinois (other than its laws respecting choice of law) to the extent not preempted by the Employee Retirement Income Security Act of 1974, as amended.
     9.8 Limitation on Liability. No employee, officer, or director of an Employer in any manner guarantees the payments to be made under this Plan, and to the extent not prohibited by federal law, none of them shall be liable (except for his own gross negligence or willful misconduct), for any act or failure to act, done or omitted in good faith, with respect to the Plan.
     9.9 Prior Benefits. This Plan amends, restates and supersedes any plan, arrangement, agreement or obligation of the Employer to a Participant respecting the provision of each and any severance benefit or payment.
     9.10 Notices. Whenever any notice may be or is required to be given by the Administrator to any person, such notice may be given by United States mail, mailed to such person at his last address appearing in the records of the Administrator or Employer.
     9.11 Gender and Number. Except where the context indicates to the contrary, when used herein, masculine terms shall be deemed to include the feminine, singular the plural, and plural the singular.

     Executed this _____ day of May, 1997.

                                   SPORTMART, INC.
ATTEST:
                                   By:________________________
___________________________
Secretary